Exhibit 99.1

(Our) AFTERMARKET continued to expand its service offering, bringing training to more than 10,000 people in 2007 through WABCO University.

(Our)SIX SIGMA LEAN (pilot site in)

Qingdao, China, became the highest quality producer of ABS valves in the WABCO network, with annual output approaching 1.5 million units. A compressor line, commissioned in June 2007, is producing 10,000 units per month in the most efficient way.

Driveline Controls celebrated the

(sale of its) ONE MILLIONTH

transmission automation system.

During 2007 we were granted

160 NEW PATENTS.

We also launched 135 major development projects and conducted 300 common design process (CDP) phase reviews.

Pilot lines for WABCO’s new third generation Electronic Braking System (EBS 3) due to start production in 2011 were commissioned in 2007 in Hanover, Germany and Wroclaw, Poland. The target for the pilot line is to reach

(a) QUALITY (level of 99.9 percent Rolled)

Throughput Yield (RTY) and 9 ppm – nine defects out of every million units produced –before series production begins.

TRANSFORMING the way we do business to prepare for tomorrow’s world of opportunity requires passion. Honoring our 138 year history of PIONEERING the technologies that make commercial vehicles safer and more EFFICIENT requires constant innovation. The technology that helped us grow in Europe and North America over the last century positions us strongly to serve emerging markets as their needs mature for SAFER, more efficient and more ENVIRONMENT FRIENDLY trucks, buses and trailers. Our passion for innovation means anticipating the industry’s needs, and providing for them whenever and wherever they arise.

On August 1, 2007, WABCO marked a new milestone when it became an independent public company. We took full responsibility for a solid business that we began transforming in 2004 using continuous change management concepts pioneered by the Japanese automotive industry.

Our vision is always to move faster than the industry and constantly enhance all elements of the value chain: from connecting and partnering with our global customers to designing, developing, manufacturing and supporting the products they need with the quality, reliability, efficiency and delivery performance they expect.

The success of WABCO is rooted in the late 20th century when it flourished by anticipating and satisfying the technology needs of the commercial vehicle industry in Europe and North America. In the 21st century, the full potential of WABCO will be realized as technology, globalization and continuous change converge to enable us to anticipate and satisfy the needs of all customers in all markets.

OUR MARKET In recent years, WABCO has benefited from strong growth in global demand for commercial vehicles. This trend is linked to increased economic and industrial activity, particularly in the developing regions of the world.

Sales in Europe, our largest market, have expanded over the last five years at a compound annual growth rate (CAGR) of approximately 10 percent, driven by rising content per vehicle and fast growth in Eastern Europe. In North America, our second largest market, sales through our joint ventures with ArvinMeritor Inc. and Cummins Inc. have grown at a 7 percent CAGR over the same period.

Growth in Asia has been accelerating at a 17 percent CAGR over the last five years. In 2007 our sales across the region exceeded $225 million, excluding more than $100 million of additional unconsolidated sales from our joint venture with the TVS Group in India.

WABCO 2007 Annual Report 1

In China, we doubled our revenues in 2007 versus 2006. In South America our revenues have swiftly expanded at a more than 20 percent CAGR over the past five years, propelled by continued strong growth in Brazil.

Differences in regional market requirements are reflected in the average content per vehicle for our products and systems. In Western Europe, which leads the world in the adoption of advanced technology, WABCO’s applicable content per vehicle exceeds $3,000. In North America, where technology lags Western Europe due to less stringent regulations and differing market requirements, the applicable WABCO content per vehicle is under $1,000. In China and India, penetration of advanced technology has been limited to a niche of high-end truck and bus platforms, resulting in an average applicable content per vehicle for our technologies under $300.

However, these manufacturers in emerging countries are progressively adopting new technologies to comply with increasingly stricter regulations, support their export strategy and differentiate their products in highly competitive local markets. In addition, more trucks were built in China in 2007 than in Europe or North America. All of these market differences represent significant opportunities for continued growth at WABCO.

TECHNOLOGY WABCO has consistently outperformed the growth in global commercial vehicle production. Such success is driven by our PASSION FOR GROWTH.

We owe our success to our exceptional engineering capabilities that have pioneered many of the fundamental innovations in commercial vehicles related to systems that generate, manage and utilize compressed air, as well as other electronics and controls. For example, almost 30 years ago, passion pushed our engineers to deliver safety breakthroughs such as Anti-Lock Braking Systems (ABS) that later led to developments like Electronic Braking Systems (EBS) and Electronic Stability Control (ESC).

Our PASSION FOR TECHNOLOGY continues to drive us as we constantly enhance existing technologies and break new ground in exciting areas such as Vehicle Electronic Architecture (VEA) and Driver Assistance Systems (DAS).

We will maintain our focus on technology – the foundation of our business – while we continue our transformation to become a global and lean enterprise.

THE WORLD European commercial vehicle manufacturers are developing footholds in emerging markets and will need strategic partners to support them in their growth ambitions. In parallel, Asian manufacturers are not only growing locally but some are also expanding regionally, even globally. Our PASSION FOR THE WORLD allows us to more rapidly adapt to this fast evolving environment and better serve this diverse set of customers. We are investing the appropriate resources, especially in management capabilities, to develop our manufacturing, sourcing and engineering footprint in emerging countries while focusing our European resources on more complex and leading edge technologies.

WABCO 2007 Annual Report 2

For example, in 2007 we inaugurated our new factory in Qingdao, China. With the support of our lean manufacturing specialists, we are capitalizing on this greenfield development to achieve the highest standards of process capability and performance. Already more than 1.5 million ABS valves have been manufactured there to satisfy demand both in Asia and North America. Quality performance is world class: 6 ppm or six defects out of every million parts produced. In 2007 we also established production of a new high-performance compressor in Qingdao for the local market, achieving productivity and quality at the highest level of any of our factories.

In addition, we leverage our regional presence to provide flexibility in optimizing our manufacturing, sourcing and engineering activities. In 2007 nearly half of our direct workforce was located in developing countries from which we also sourced over one third of our material. Around one fourth of our engineering resources are based in emerging countries.

In the 21st century, the full POTENTIAL of WABCO will be realized as technology, globalization and continuous change converge to enable us to anticipate and satisfy the needs of all customers in all markets.

THE AFTERMARKET Our AFTERMARKET team has intensified its focus to expand its global reach and ability to serve customers everywhere in the world. Serving aftermarket customers requires an extensive and efficient distribution network to provide a broad range of product offerings as well as increased service, support and technical training.

We have been passionate about aftermarket growth: expanding distribution channels beyond our traditional markets in Western Europe, enriching our product offerings, and adding new services such as training and diagnostic capabilities. The result has been a 10 percent CAGR over the last three years.

EXECUTION

Our growth initiatives require a PASSION FOR EXECUTION. This is the purpose of our WABCO Operating System. It defines a path to transform every aspect of our business by:

Structuring our organization to maximize the flow of accountability, starting with our customers right through to our operations

Adopting Six Sigma Lean philosophies across our supply chain

Improving our product development processes through adoption of advanced tools and methodologies

Enhancing our connectivity to customers and building true partnerships

Creating and implementing advanced management systems

In 2007 we executed 52 major Kaizen events – a Japanese improvement method –in our factories resulting in improvements in capacity, space utilization, productivity and quality. We have also taken initiatives with our supply chain partners, including 24 key materials and logistics suppliers, to expand our lean efforts into their operations.

We are committed to intensify our management focus to significantly improve the way we do things, particularly in driving our PASSION FOR RESULTS to meet customer and shareholder expectations. In 2007, we already reduced our warranty cost rate by more than 30 percent.

We have realized major achievements since embarking on our transformation path, thanks to the talent and dedication of more than 7,700 employees. This is reflected in the solid results of our first year as an independent company. Powered by our passion, we will maximize our long term growth opportunities and continue to convert them into increasing revenues and higher profits.

We look forward to a great year in 2008!

Jacques Esculler

Chief Executive Officer

WABCO 2007 Annual Report 3

PASSION FOR GROWTH

OUTPERFORMING a growing industry consistently requires excellence to execute our growth strategy everywhere commercial vehicles are built and used in the world. European commercial vehicle manufacturers are developing stronger footholds in strategically important EMERGING MARKETS such as China, India and Eastern Europe. Domestic original equipment manufacturers (OEMs) in these regions are also seeking to strengthen their own positions by increasing TECHNOLOGY content on trucks, buses and trailers. AFTERMARKET opportunities continue to grow as the number of trucks in use expands.

At WABCO, we are passionate about growth. Since 2002 we have increased our sales in local currencies by more than 10 percent per year. Our growth strategy focuses on continually introducing new technologies, further expanding geographically and extending development of our aftermarket.

Every year, WABCO introduces new products and technologies into the commercial vehicle market. This flow of innovation enables us to continually increase our content per vehicle in all regions of the world. In Europe, for example, our sales to truck and bus manufacturers have outpaced the average vehicle production growth rate by more than 3 percent annually over the last five years.

We have also succeeded in introducing some of the technologies developed for commercial vehicles to new customers such as passenger car manufacturers and container carrier makers. Growth in our niche automotive products exceeded 40 percent in 2007.

Globalization is also a powerful growth lever for WABCO. Our ability to rapidly increase resources in developing markets, adapt our products to local needs, and expand our flexible and competitive supply chain puts us in the sweet spot of a growing industry.

Demand for technology in emerging markets is growing, driven by increasing safety and environmental standards. WABCO is well positioned to capture these opportunities. For instance, WABCO ABS has become the system of choice in China, partly because we were first to market. We are following the same strategy in India where a phased introduction of an ABS mandate began in 2006.

Beyond ABS, customers in emerging markets are increasingly interested in adopting advanced technologies such as transmission automation systems, air disc brakes, and modern air compressors.

We are creating further aftermarket opportunities as we continue to expand where and how we serve customers. Leveraging our far-reaching distribution channels and fleet support capabilities, we are introducing new aftermarket products and services, such as training and diagnostic tools. Aftermarket sales have grown at a 10 percent CAGR over the last three years.

WABCO 2007 Annual Report 4

Shipping terminal owner Hesse-Noord Natie says 20 percent of the OPERATING COSTS of the 100 ton container carriers are tire-related. WABCO’s Integrated Vehicle Tire Monitoring system (IVTM) helps reduce these costs.?

Expert Diagnostics, a multi-purpose, multi-brand AFTERMARKET diagnostics system.

WABCO PIONEERED Electronic Stability Control (ESC) in 2001. The European Union is expected to mandate the technology starting in 2010.

WABCO ABS is the SYSTEM OF CHOICE on commercial vehicles in China.

WABCO ABS systems are featured on all FIRE TRUCKS manufactured by Pierce, Spartan and E-One in the US.

WABCO 2007 Annual Report 5

BRINGING MAJOR NEW TECHNOLOGIES TO LIFE

- **1981** — Anti-Lock Braking System (ABS)
- **1986** — Pneumatic Transmission Automation System; Electronically Controlled Air Suspension (ECAS)
- **1988** — Traction Control System
- **1996** — Electronic Braking System (EBS)
- **2000** — Roll Stability Support (RSS) for trailers
- **2001** — Electronic Stability Control (ESC); Adaptive Cruise Control (ACC); ECAS for cars, SUVs, light commercial vehicles
- **2003** — Integrated Vehicle Tire Monitoring (IVTM)
- **2004** — Air Disk Brake new generation; Air System Protector (ASP); Hydraulic Transmission Automation System
- **2006** — Two Stage Compressor; Trailer EBS-E; Pneumatic Extension Module
- **2007>** — Collision Mitigation System OnGuard™; Roll Mitigation System RSSplus™



◀ The Smart Board trailer system allows FLEETS to constantly monitor a range of trailer functions and conditions.

Trailer EBS-E, WABCO's new generation electronic braking system for TRAILERS, was nominated for a number of awards in 2007. ▼



▲ OnGuard™ is a radar-based adaptive cruise control SAFETY system with active braking for commercial vehicles launched in North America in early 2008.

6 | WABCO 2007 Annual Report

PASSION FOR TECHNOLOGY

PIONEERING technologies has defined us for the last three decades. It started in 1981 with the introduction of an Anti-Lock Braking System (ABS) on board a commercial vehicle, followed by the introduction of pneumatic transmission automation systems, a technology that is still EXCLUSIVELY supplied by WABCO today. We then INNOVATED Electronically Controlled Air Suspension (ECAS) for buses, trucks and trailers. We advanced our ABS technology and introduced Electronic Braking System (EBS) technology in 1996 which allowed us to be the FIRST company to introduce the concept of full Electronic Stability Control (ESC) in 2001. ESC is anticipated to become mandatory on heavy trucks and buses in Europe by 2010.

Throughout our history, we have always upheld our commitment to supply technology and systems to make commercial vehicles safer, more efficient and more comfortable while reducing their operating cost and environmental impact.

WABCO products and systems generate, manage, and utilize compressed air, and they also cover other electronics and controls. They integrate with the engine, interface with the transmission, or control and perform the air suspension as well as braking functions. Furthermore, they cover a broad range of technologies from purely mechanical systems to complex electronic devices. In particular, WABCO specializes in “mechatronics,” the synergistic engineering and integration of precision mechanics and electronic technologies.

WABCO was the first to develop and introduce these advanced technologies in Europe, and later in North America. We were also the first to apply them in other parts of the world such as China, India and Brazil.

Our innovation continued with the development of Adaptive Cruise Control (ACC) in 2001, Integrated Vehicle Tire Monitoring (IVTM) in 2003 and new generation Air Disc Brakes in 2004, a breakthrough technology that uses 40 percent fewer parts and creates weight savings of up to 110 lbs per truck.

In 2007 we developed the OnGuard™ collision mitigation system and introduced it to the North American market. OnGuard interfaces with the truck’s braking, engine and retardation systems to initiate actions that help drivers avoid collisions. Also in North America, we launched RSSplus™, a roll mitigation system for trailers that integrates ABS and provides Info Link™ data communication between the tractor and trailer.

The exceptional talents and capabilities of our 800 engineers worldwide remain the foundation of our ability to continually innovate and satisfy the rising need for technologies in the world of commercial vehicles.

WABCO 2007 Annual Report 7

PASSION FOR THE WORLD

We are GLOBALIZING constantly, growing, leveraging and optimizing our network of capabilities in manufacturing, sourcing and engineering. This translates into increased speed, adaptability, quality and lowest cost structure to benefit our CUSTOMERS around the world. Over the past few years, we have been focusing on establishing talented local teams, manufacturing facilities, suppliers and engineering resources EVERYWHERE trucks, buses and trailers are manufactured in the world.

Our continued success is linked to our ability to grow as a “company of the world” that is intimately connected to local customers. This means we value adaptability across our organization to understand and satisfy specific needs and requirements of customers in every corner of the world.

To drive our passion for the world, we have built a senior leadership team consisting of 8 nationalities from 4 continents. This diversity from the top of our organization enables us to understand market opportunities globally, develop appropriate strategies and put in place necessary resources.

We have established local teams mobilized by local leaders to integrate WABCO on the ground and connect with customers in their language and native culture. Today, WABCO covers the world with the knowledge and skills of more than 7,700 talented and dedicated employees in 31 countries.

Resources have been developed in all regions to design, manufacture and support products for local markets and customers. Our 800 engineers work from 3 different continents. Our 12 manufacturing sites span the globe in 9 countries, with 3 additional factories managed by our joint venture in India. We reach out to the world’s aftermarket through more than 1,400 distribution partners.

These resources are being integrated into an optimized network of engineering, manufacturing and sourcing capabilities with the objective to maximize our service level while minimizing our cost base.

For example, ABS valves sold in Asia are manufactured in our state-of-the-art facility in Qingdao, China. We further leverage this low cost and high quality capability to serve the North American market, producing so far more than 1.5 million ABS valves. Our first double-diaphragm spring brake actuators to be launched in Europe in 2008 were fully developed in Chennai, India and will be manufactured there too.

By networking our resources and opportunities across the world’s regions, we can adapt more effectively to economic cycles and better balance our approach to changes in local market conditions. The diversity and networking of our people on the ground contribute to the richness and reach of WABCO around the world.

WABCO 2007 Annual Report 7

Engineers in our joint venture in Chennai, India, develop a double diaphragm spring brake (DDSB) for EXPORT.

Operators in our facility in Poland produce ABS valves on a LEAN mixed model line. They build six different valves on a single line. ?

Compressors produced at our facility in

Campinas, Brazil, are destined for DOMESTIC truck production as well as export to North America and China.

The Six Sigma Lean pilot facility in Qingdao, China, officially commissioned in 2007, has produced more than 1.5 million ABS valves to world-class QUALITY levels of 6 ppm – or six defects out of every million units produced.

WABCO 2007 Annual Report 9

A Japanese SENSEI, or expert, guides a team at our Hanover facility through a week-long improvement program called Kaizen to further enhance the performance of the assembly line for transmission automation systems.

WABCO OPERATING SYSTEM

Product Development Process

Design for Six Sigma (DFSS) driving speed and flexibility

Six Sigma Lean

Integrated supply chain through Lean processes from suppliers to customers

Organizational Development

Accountability and alignment across the value chain

Customer Partnerships

Connectivity with customers for true partnership and competitive differentiation

Total Employee Involvement

Advanced change management systems

10 WABCO 2007 Annual Report

PASSION FOR EXECUTION

PERSEVERING is essential to drive our business transformation. The WABCO Operating System is our roadmap and one of the most ADVANCED management environments in our industry. This means WABCO customers are increasingly benefiting from the performance ADVANTAGES that we deliver across the value chain.

Execution is an increasingly powerful growth lever and we strive to use it to differentiate WABCO in a fast changing, complex and competitive landscape.

The accelerating globalization of the commercial vehicle industry underscores why excellence in execution is becoming central to our continued success. It calls for more than technology; it demands continuous change. Our response is to transform how we do business through an integrated operating system: change management involving all employees, organizational development across the value chain, true customer partnerships, fast and flexible product development, and Six Sigma Lean processes from suppliers to customers.

A case in point: in Wroclaw, Poland, we have achieved a breakthrough by introducing the first group of “mixed model” assembly lines. This means 6 different product families are now built using 3 mixed model lines that replace 9 conventional lines. This innovation has resulted in significantly increased flexibility and efficiency.

In Europe, our new collaborative product development platform is designing our next generation of EBS systems to be launched in 2011. The connection among our engineers, manufacturing experts, customers and suppliers has successfully optimized the products and systems design and lowered the number of parts on key components by 20 percent. Moreover, our pilot assembly line established in 2007 – 4 years ahead of volume production – will allow full optimization of processes to deliver breakthrough performance.

Supported by excellence in supply chain management and product development, we strengthen our capabilities to shorten time to market, improve reliability and lower costs. In 2007, we decreased our warranty cost rate by more than 30 percent.

The perseverance of more than 7,700 employees around the world truly propels WABCO’s passion for execution.

PASSION FOR RESULTS

WABCO had an outstanding year in 2007 DELIVERING excellent results. We demonstrated yet again our ability to continuously OUTPERFORM the growing global market for commercial vehicles. Through the WABCO Operating System, we achieved PRODUCTIVITY gains that more than offset the effects of pricing pressure, as well as the inefficiencies caused by much higher market demand in Europe than anticipated by the industry.

In 2007 we grew sales to a record $2.4 billion, up 20 percent year on year, or up 11 percent after adjusting for foreign exchange. We continued to outperform commercial vehicle production in every major market. For example, in Western Europe, our most important market, we grew by 12 percent whereas truck and bus production went up by 10 percent. In North America, where the market fell by 37 percent, we were able to contain our sales decline at 22 percent.

We faced headwinds throughout the year. Industry experts did not anticipate the market’s overall growth, particularly in Europe. We had to stretch our factories and those of our suppliers to help support our customers in facing their challenges. Sales price pressure also continued due to competitive conditions and commitments to customers in long-term agreements.

By transforming how we do business –through the WABCO Operating System – we increased productivity during 2007 and, as a result, we more than overcame the challenges.

In 2007 we increased operating income to $242 million, up 8 percent year on year in accordance with U.S. GAAP. On a performance basis, excluding spin-off related and operational streamlining costs, we increased operating income to $282 million, up 22 percent. This represents an operating margin improvement of 20 basis points year on year on a performance basis. However, when excluding the negative impact of currency exchange, we achieved an operating margin improvement of 60 basis points year on year.

We also continue to invest in our future. In 2007 we spent $10 million more than the previous year for product engineering and new development programs.

In 2007 our reported diluted earnings per share decreased to $1.81, down 9 percent year on year. On a performance basis, however, diluted earnings per share increased to $3.01, up 45 percent.

We returned $132 million in cash to our shareholders by paying dividends and buying back 2.6 million shares since August 1, 2007 when we became an independent public company.

Moving forward, we will continue to maximize growth and enhance productivity, enabling us to improve operating margin and mitigate the adverse effects of industry challenges.

12 WABCO 2007 Annual Report

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

Twelve Months Ended December 31,

(Amounts in millions)

2007 % of Sales

2006

% Change vs. % of Sales 2006

Sales

Reported Foreign exchange translational effects

$2,415.9 (189.0)

$2,015.2

19.9%

Adjusted Sales (at Comparable Exchange Rates)

$2,226.9

$2,015.2

10.5%

Gross Profit

Reported Streamlining costs Separation costs

$651.7 27.0% 2.5 0.8

$551.7

1.1

27.4% 18.1%

Performance Gross Profit

$655.0 27.1%

$552.8

27.4% 18.5%

Selling, Administrative, Product Engineering Expenses and Other

Reported Streamlining costs Separation costs

$409.9 17.0% (10.2) (26.2)

$328.8 (71)

16.3% 24.7%

Performance Selling, Administrative, Product Engineering Expenses and Other

$373.5 15.5%

$321.7

16.0% 16.1%

Operating Income

Reported Streamlining costs Separation costs

$241.8 10.0% 12.7 27.0

$222.9 8.2

11.1% 8.5%

Performance Operating Income

$281.5 11.7%

$231.1

11.5% 21.8%

Net Income

Reported Streamlining costs, net of tax Tax items Separation costs, net of tax and separation related taxes

$125.4 5.2% 8.4 1.2

73.5

$137.8 4.9 1.4

6.8% -9.0%

Performance Net Income

$208.5 8.6%

$144.1

7.2% 44.7%

EPS (Earnings Per Share)

Diluted EPS Reported Streamlining costs, net of tax Tax items Separation costs, net of tax and separation related taxes

$1.81 0.12 0.02

1.06

$1.98 0.07 0.02

-8.6%

Performance Diluted EPS (Earnings Per Share)

$3.01

$2.07

45.4%

Note: This presentation contains certain non-GAAP financial measures as that term is defined by the SEC. Non-GAAP financial measures in this presentation are generally identified by the terms “adjusted” or “performance.” Sales excluding the effects of foreign exchange is a non-GAAP financial measure. Additionally, operating income, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation costs, operational streamlining expenses and one-time and discrete tax items. These measures should be considered in addition to, not as a substitute for, GAAP measures.

Separation (spin-off) costs include all the incremental costs to establish WABCO as a stand-alone separate independent company. It also includes the costs associated with certain liabilities, including contingent liabilities, that have been assumed by WABCO from American Standard in the separation but are not related to the Vehicle Controls Business. These costs would include the (i) periodic adjustments to the carrying values of the liability, (ii) interest on certain liabilities and (iii) costs to defend certain of these assumed liabilities.

Streamlining costs are those costs that help adjust the company’s workforce and other resources to changing market requirements.

[Insert WABCO Annual Report on Form 10-K]

BOARD OF DIRECTORS

James Hardymon
Non-Executive Chairman of the Board
Former Chairman and Chief Executive Officer of Textron, Inc.[A]

Jacques Esculier
Chief Executive Officer of WABCO

G. Peter D'Aloia
Senior Vice President and Chief Financial Officer of Trane Inc.

John F. Fiedler
Former Chairman of the Board of Directors of BorgWarner, Inc.[C]

Juergen W. Gromer
Board Member of Tyco Electronics
Former President of Tyco Electronics[C]

Kenneth J. Martin
Former Chief Financial Officer and Vice Chairman of Wyeth
Chairman[A]

Michael T. Smith
Former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation
Chairman[C]

Donald J. Stebbins
President and Chief Operating Officer of Visteon Corporation[A]

Board Committees
(A) Audit
(C) Compensation, Nominating & Governance

EXECUTIVES

Jacques Esculier
Chief Executive Officer*

Ulrich Michel
Senior Vice President and Chief Financial Officer*

Peter Bal
Vice President and Chief Information Officer

Jean-Francois Barth
Vice President
Aftermarket

Pratip Dastidar
Vice President
Six Sigma and Quality

Robert Farrell
General Auditor

Jean-Christophe Figueroa
Vice President
Vehicle Dynamics and Controls*

Malcolm Gilbert
Treasurer and Corporate Secretary

Harald Kaess
Vice President
Original Equipment Sales

Leon Liu
President
Asia Pacific

Ekkehard Petzold
Vice President
Global Sourcing and Purchasing

Pascale Rahman
Vice President and General Counsel

Nick Rens
Vice President
Trailer Systems

Daniel Samson
Vice President
Manufacturing and Logistics
Vice President
Car Systems and Products

Hans-Jürgen Sander
Vice President
Driveline Controls

Kevin Tarrant
Senior Vice President
Human Resources*

Michael E. Thompson
Vice President
Strategy and Investor Relations

Nikhil Varty
Vice President
Compression and Braking*

Todd Weinblatt
Vice President and Controller*

Christian Wiehen
Vice President
Product Development*

* Corporate Officer

Global Headquarters
WABCO Europe BVBA
Chaussée de Wavre, 1789
1160 Brussels
Belgium
Tel: +32 2 663 9800

Web site address
www.wabco-auto.com

Annual Shareholders Meeting
WABCO Holdings Inc.
Will be held:
May 28, 2008 10:00 a.m.
Eastern Daylight Time (EDT)
McDermott Will & Emery
340 Madison Avenue
New York, NY
10173-1922
USA
T: +1 212 547 5400
F: +1 212 547 5444

Transfer Agent and Registrar
Eliesee (Eli) Guardiola
Assistant Treasurer
Bank of New York Mellon
Shareowner Services
480 Washington Blvd - 26th Fl
Jersey City, NJ 07310
T: +1 201 680 2429
F: +1 201 680 4605
eliesee.guardiola@bnymellon.com

Stock Exchange Listing
New York Stock Exchange
Ticker Symbol: WBC

This annual report and Form 10-K are available from the Securities and Exchange Commission. You may also print a copy from the company's Web site or request one from:

Investor Relations
WABCO Holdings Inc.
1 Centennial Avenue
Piscataway
New Jersey 08855
T: +1 732 369 7450

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